EXHIBIT 7
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                      Wachovia Bank National Association
                       Statement of Financial Condition
                               As of 09/30/2002

                                    ASSETS
                                   ($000's)

ASSETS
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Cash and balance due from depository institutions:
Non-interest-bearing balances and currency and coin                              13,236,000
Interest bearing balances                                                           688,000
Securities:
Hold-to-maturity securities                                                               0
Available-for-sale securities                                                    68,147,000
Federal funds sold and securities purchased under agreements to resell              371,000
Securities Purchased under agreement to resale                                    3,487,000
Loans and lease financing receivables:
         Loan and leases held for sale                                            6,772,000
         Loan and leases, net of unearned income       156,995,000
         Less: Allowance for loan and lease losses       2,823,000
         Loans and leases, net of unearned income, allowance                    154,172,000
Trading Assets                                                                   26,499,000
Premises and fixed assets (including capitalized leases)                          3,186,000
Other real estate owned                                                             109,000
Investment in unconsolidated subsidiaries and associated companies                  560,000
Customer's liability to this bank on acceptances outstanding                      1,080,000
Intangible assets:
         Goodwill                                                                 9,421,000
         Other intangible Assets                                                  1,869,000
Other assets:                                                                    22,339,000
                                                                                -----------
Total Assets:                                                                   311,936,000
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LIABILITIES
Deposits:
         In domestic offices                                                    180,446,000
         Non-interest-bearing                           32,701,000
         Interest-bearing                              147,745,000
         In foreign offices, Edge and Agreement subsidiaries, and IBFs           14,915,000
         Non-interest-bearing                               58,000
         Interest-bearing                               14,857,000
Federal funds purchased in domestic offices                                       3,613,000
Securities sold under agreements to repurchase                                   19,850,000
Trading liabilities                                                              19,670,000
Other borrowed money                                                             18,365,000
Bank's liability on acceptances executed and outstanding                          1,093,000
Subordinated notes and debentures                                                 8,615,000
Other liabilities.                                                               12,971,000
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Total liabilities                                                               279,583,000
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Minority Interest in consolidated subsidiaries                                      859,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus                                             0
Common Stock                                                                        455,000
Surplus                                                                          24,930,000
Retained Earnings                                                                 4,071,000
Accumulated other comprehensive income                                            2,083,000
Other Equity Capital components                                                           0
Total equity capital                                                             31,539,000
Total liabilities and equity capital                                            311,936,000
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